UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 19, 2013

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 19, 2013, Infinera Corporation (the “Company”) announced the appointment of David F. Welch, Ph.D., to the position of President of the Company effective immediately.

Prior to his promotion to President, Dr. Welch, age 52, a co-founder of the Company, served as Executive Vice President and Chief Strategy Officer since January 2004. Dr. Welch has served as a member of the Board of Directors of the Company (the “Board”) since October 2010. In addition, he has previously held various other roles at the Company including, Chief Development Officer/Chief Technology Officer from May 2001 to January 2005, and Chief Marketing Officer from January 2005 to January 2009, as well as served as a member of our Board from May 2001 to November 2006. Prior to co-founding Infinera, Dr. Welch served as Chief Technology Officer of the Transmission Products Group of JDS Uniphase Corporation, an optical component company, and served in various executive roles, including Chief Technology Officer and Vice President of Corporate Development, at SDL Inc., an optical component company. He holds a B.S. in Electrical Engineering from the University of Delaware and a Ph.D. in Electrical Engineering from Cornell University. Dr. Welch holds over 130 patents, and has been awarded the Adolph Lomb Medal, Joseph Fraunhofer Award and the John Tyndall Award in recognition of his technical contributions to the optical industry. He is a Fellow of the Optical Society of America and the Institute of Electrical and Electronics Engineers.

In connection with Dr. Welch’s appointment to the position of President, on June 19, 2013, the Compensation Committee of the Board (the “Committee”) increased his annual base salary from $350,000 to $360,000, but made no change to his annual cash incentive bonus target of 80% of his base salary for 100% achievement under the Company’s 2013 Bonus Plan, which is more fully described in the Company’s Form 8-K filed with the Securities Exchange Commission on February 5, 2013. In addition, the Committee granted Dr. Welch 48,000 restricted stock units pursuant to the Company’s 2007 Equity Incentive Plan. The restricted stock units shall vest as to one-fourth of the underlying shares annually on each of August 5, 2014, 2015, 2016 and 2017, subject to Dr. Welch’s continued service to the Company.

There are no arrangements or understandings between Dr. Welch and any other persons pursuant to which Dr. Welch was appointed as President of the Company. There are no transactions in which Dr. Welch has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(e) The information set forth in Item 5.02(c) of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: June 20, 2013	By:	/s/ ITA M. BRENNAN
Ita M. Brennan
Chief Financial Officer